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                                                                    Exhibit 8.1

                         [Deloitte Tax LLP Letterhead]

August 4, 2006

Board of Directors
Fuel-Tech N.V.
Castroweg 22-24
Curacao, Netherlands Antilles

Ladies and Gentlemen:

          You have requested our opinion (the "Opinion") regarding the U.S. federal income tax consequences of the steps whereby Fuel-Tech N.V. ("FTNV") will domesticate under Delaware state law (the "Domestication") and FTNV's wholly owned domestic subsidiaries, Fuel Tech, Inc. ("FTI") and Platinum Plus, Inc. ("PPI"), each will merge with and into the newly domesticated Fuel-Tech N.V. ("Fuel Tech Delaware"), (separately, the "FTI Liquidation" and the "PPI Liquidation" and collectively, the "Liquidations"). The Domestication and the Liquidations together are referred to hereafter as the "Restructuring."

          Our analysis is based on the Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury Department Regulations promulgated thereunder, judicial decisions, and the positions of the United States ("U.S.") Internal Revenue Service (the "IRS") as reflected in published rulings, all as of the date of this letter, and all of which are subject to change. Unless otherwise specified, all section references are to the Code and all "Treas. Reg. section" references to the regulations promulgated thereunder, both as amended through the date of this letter. We have not considered any non-income tax, or any state, local, or foreign income tax consequences of the Restructuring, and therefore, we do not express any opinion regarding the treatment that would be given by the applicable authorities on any non-income tax or any state, local, or foreign tax issue. We also express no opinion on non-tax issues, such as corporate law or securities law matters.


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We express no opinions other than those as stated below in Part III "Opinions."
Neither this Opinion, nor any prior statements are intended to imply or to be an opinion on any other matters.

          OUR OPINION IS LIMITED TO THE ONE OR MORE U.S. FEDERAL TAX ISSUES ADDRESSED IN THE OPINION. ADDITIONAL ISSUES MAY EXIST THAT COULD AFFECT THE U.S. FEDERAL TAX TREATMENT OF THE TRANSACTION THAT IS THE SUBJECT OF THE OPINION; HOWEVER, THE OPINION DOES NOT CONSIDER OR PROVIDE CONCLUSIONS WITH RESPECT TO ANY ADDITIONAL ISSUES. SPECIFICALLY, THIS OPINION ADDRESSES ONLY THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE RESTRUCTURING TO FTNV, ITS AFFILIATES AND ITS SHAREHOLDERS THAT ARE U.S. PERSONS.(1) THE OPINION DOES NOT ADDRESS ANY U.S. FEDERAL INCOME TAX ISSUES ASSOCIATED WITH THE CONTINUING OPERATION OF OR TRANSACTIONS BETWEEN THE ENTITIES THAT ARE A PARTY TO THE RESTRUCTURING.

          THE OPINION ADDRESSES THE GENERAL U.S. FEDERAL TAX CONSEQUENCES OF THE DOMESTICATION TO A SHAREHOLDER OF FTNV THAT IS A U.S. PERSON; HOWEVER, EACH SHAREHOLDER SHOULD CONTACT ITS INDIVIDUAL TAX ADVISOR REGARDING ALL OF THE U.S. FEDERAL TAX CONSEQUENCES OF THE DOMESTICATION IN LIGHT OF THAT SHAREHOLDER'S FACTS AND CIRCUMSTANCES. THE OPINION DOES NOT ADDRESS THE U.S. FEDERAL INCOME CONSEQUENCES THAT MIGHT BE RELEVANT TO SHAREHOLDERS THAT ARE SUBJECT TO SPECIAL RULES, SUCH AS SHAREHOLDERS WHO ARE FINANCIAL INSTITUTIONS; TAX-EXEMPT ORGANIZATIONS;

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(1) For purpose of the Opinion, the term U.S. person has the meaning set forth in section 957(c) and includes an individual citizen or resident of the United States; a domestic partnership; a domestic corporation; any estate, other than a foreign estate; and any trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

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INSURANCE COMPANIES OR DEALERS IN SECURITIES; SHAREHOLDERS WHO ACQUIRED THEIR
STOCK PURSUANT TO THE EXERCISE OF OPTIONS OR SIMILAR DERIVATIVE SECURITIES OR OTHERWISE AS COMPENSATION; OR SHAREHOLDERS WHO HOLD THEIR STOCK AS A RESULT OF A STRADDLE OR CONVERSION TRANSACTION. THE OPINION ADDRESSES ONLY THE TAX CONSEQUENCES TO SHAREHOLDERS WHO ARE U.S. PERSONS AND DOES NOT ADDRESS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY LOCAL, STATE, OR FOREIGN JURISDICTION, OR UNDER ANY INCOME TAX TREATY. FINALLY, THE OPINION DOES NOT ADDRESS THE SPECIAL RULES APPLICABLE TO ANY SHAREHOLDERS WHO HAVE PREVIOUSLY FILED GAIN RECOGNITION AGREEMENTS PURSUANT TO THE REGULATIONS UNDER SECTION 367(a) WITH RESPECT TO THEIR FTNV STOCK OR WITH RESPECT TO ANY ENTITIES CURRENTLY OR FORMERLY HELD BY FTNV.

          THE OPINION WAS NOT WRITTEN, AND CANNOT BE USED BY FUEL-TECH N.V., ITS AFFILIATES, OR ANY OTHER PERSON FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED BY ANY GOVERNMENTAL TAXING AUTHORITY OR AGENCY.

          Our Opinion is based solely on the facts, assumptions, and representations outlined herein, and the documents specifically referred to herein. We assume, for purposes of this Opinion, that all of the facts, assumptions, representations, documents, and information contained herein provided to us by or on behalf of FTNV and its affiliates are accurate and correct, that all documents have been or will be properly executed and are legally valid and enforceable in accordance with their terms, and that all agreements have been or will be carried out or performed in accordance with their terms.

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          Further, except for such due diligence as is necessary to determine the reasonableness of the factual representations, we have not and will not independently investigate the existence or accuracy of any such facts, assumptions, or representations as reflected herein. A misstatement or omission of any fact or a change or amendment in any of the facts, assumptions, or representations we have relied upon may require a modification of all or a part of the Opinion. The Opinion has been prepared solely for the benefit of FTNV, its affiliates, and its shareholders that are U.S. persons, and it may not be relied upon by any other person for any purpose without the written consent of Deloitte Tax LLP.

          THE U.S. FEDERAL INCOME TAX ADVICE INCLUDED HEREIN IS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED BY FTNV, ITS AFFILIATES, OR ANY OTHER PARTY TO PROMOTE, MARKET, OR RECOMMEND TO ANOTHER PARTY ANY TRANSACTION OR MATTER ADDRESSED OR OTHERWISE DISCUSSED HEREIN.

                                    I. FACTS

A. OVERVIEW

         1. BACKGROUND

         FTNV is a holding company incorporated in 1987 under the laws of the Netherlands Antilles. Since its incorporation FTNV has not acquired any entity by reorganization or liquidation. The stock of FTNV is traded on the NASDAQ Stock Market under the symbol "FTEK." As of March 31, 2006, approximately 33 percent of the stock of FTNV was beneficially owned by its officers and directors, including three officers and directors who own greater than one percent of the stock of FTNV and

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approximately six percent was beneficially owned by Ergates Capital Management,
LLC. The remainder of FTNV's stock was widely held.

         FTNV is engaged in the air pollution control and specialty chemical businesses through its wholly owned subsidiary, FTI. FTI's business includes the worldwide marketing of the nitrogen oxide reduction and "FUEL CHEM(R)" processes. The nitrogen oxide reduction process reduces nitrogen oxide emissions in flue gas from boilers, incinerators, furnaces, and other stationary combustion sources. The FUEL CHEM product line uses chemical processes for the control of slagging, fouling, and corrosion and for plume abatement in furnaces and boilers through the addition of chemicals into the fuel or through "Targeted In-Furnace Injection (TM)" programs. FTI also has a number of other technologies, both commercial and in the development stage, that are related to the nitrogen oxide reduction process.

         2. CURRENT STRUCTURE OF THE FTNV AFFILIATED GROUP

         FTNV owns all of the stock of FTI, a Massachusetts corporation, all of the stock of PPI, a Delaware corporation, and 700,000 shares of Clean Diesel Technologies, Inc. ("CDT"), which represents less than three percent of the outstanding CDT stock. PPI is a holding company whose only asset is 1,100,000 shares of CDT stock, which represents approximately four percent of the outstanding CDT stock. FTI, formed in 1981, is an operating company that is actively involved in the air pollution control and specialty chemical businesses. In addition, FTI owns all of the stock of the following entities, each of which is treated as an association taxed as a corporation for U.S. federal income tax

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purposes: (i) Fuel Tech Jamaica Limited, a dormant entity formed under the laws of Jamaica; (ii) Fuel Tech Targeted Injection Chemicals, Ltd., a Canadian company that currently serves as a sales company; (iii) Fuel Tech Holdings N.V., a holding company formed under the laws of the Netherlands Antilles; and (iv) Fuel Tech Srl, an Italian company that conducts most of Fuel Tech's European operations.

         Fuel Tech Holdings N.V. owns all of the stock of Fuel Tech BV, a holding company formed under the laws of the Netherlands that is treated as an association taxed as a corporation for U.S. federal income tax purposes. Fuel Tech BV owns all of the stock of Fuel Tech GmbH, a dormant entity that was formed under the laws of Germany and which is also treated as an association taxed as a corporation for U.S. federal income tax purposes.

         FTNV maintains an open account on its books through which it records intercompany transactions with FTI.

         B. BUSINESS REASONS FOR THE RESTRUCTURING

         FTNV has proposed the Restructuring described herein in order to: (i) simplify its legal structure; (ii) allow certain investors, including institutional investors who may not be permitted to invest in foreign corporations, to invest in its common stock; and (iii) eliminate what FTNV understands to be uncertainties related to investment in a

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corporation that is incorporated in a jurisdiction with which the United States does not have an income tax treaty, such as the Netherlands Antilles.(2)

         C. RESTRUCTURING STEPS

         The Restructuring includes the following series of steps, which were approved on May 4, 2006 by FTNV's board of directors through a series of resolutions:

         1. FTNV will change its place of incorporation from the Netherlands Antilles to the State of Delaware, effective August 31, 2006, by filing a new certificate of incorporation and a certificate of domestication with the State of Delaware.(3) FTNV will file corresponding documents in the Netherlands Antilles and will no longer be registered in the Netherlands Antilles following the Domestication. The Domestication will result in the conversion of FTNV from a Netherlands Antilles corporation into a Delaware corporation (Fuel Tech Delaware) for both Delaware and Netherlands Antilles corporate law purposes. Immediately prior to the Domestication, all employee stock options to acquire FTNV stock will be converted into corresponding rights to acquire Fuel Tech Delaware stock. Immediately


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(2) Deloitte Tax LLP has not expressed, nor does it express herein, any opinion or conclusion regarding any consequences of or uncertainties surrounding the investment in a corporation that is incorporated in a jurisdiction with which the United States does not have an income tax treaty, such as the Netherlands Antilles.

(3) Upon filing the certificate of domestication and certification of incorporation in Delaware, FTNV will be considered to be incorporated in Delaware and will become subject to Delaware law.


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              following the Domestication, Fuel Tech Delaware, FTI, and PPI,
              will not elect to join in the filing of a consolidated U.S. federal income tax return.

         2. After the Domestication but prior to December 31, 2006, FTI will merge, pursuant to Massachusetts and Delaware merger statutes, with and into Fuel Tech Delaware, with Fuel Tech Delaware surviving.(4)

         3. After the Domestication and the FTI merger but prior to December 31, 2006, PPI will merge, pursuant to Delaware merger statute, with and into Fuel Tech Delaware, with Fuel Tech Delaware surviving.(5)

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(4) The timing of the FTI Liquidation will be at the discretion of the management of Fuel Tech Delaware and FTI.

(5) The timing of the PPI Liquidation will be at the discretion of the management of Fuel Tech Delaware and PPI.

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                              II. REPRESENTATIONS

A. GENERAL REPRESENTATIONS

         1. All of the steps described herein will be consummated as described and will be undertaken pursuant to effective actions in Delaware, Massachusetts, and the Netherlands Antilles, with each party acting as, and being held out as, a principal on its own behalf, and there are no other written or oral agreements regarding the transactions described above.

         2. All of the steps described herein will be reported pursuant to the relevant U.S. federal income tax reporting rules consistent with the treatment described in this Opinion.

         3. None of FTNV, FTI, Fuel Tech Delaware, or PPI has taken, nor will take, any position on any U.S. federal, state or local income or franchise tax return, or take any other U.S. tax reporting position that is inconsistent with these representations or the treatment of the Restructuring described in this Opinion.

         4. The Restructuring is being undertaken in order to: (i) allow FTNV to simplify its legal structure; (ii) allow certain investors, including institutional investors who may not otherwise be permitted to invest in foreign corporations, to invest in Fuel Tech Delaware stock; and (iii) eliminate what FTNV understands to be uncertainties accompanying an investment in a corporation organized in a non-treaty jurisdiction. Each of

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              the steps in the Restructuring is intended to facilitate the completion of these objectives.

         5. All steps and transactions related to the Restructuring have been disclosed to us.

B. DOMESTICATION

         For purposes of these representations, FTNV should be viewed as transferring its assets to Fuel Tech Delaware in exchange for Fuel Tech Delaware stock. FTNV should then be viewed as distributing the Fuel Tech Delaware stock to its shareholders in exchange for their FTNV stock.

         6. The fair market value of the stock of Fuel Tech Delaware received by each FTNV shareholder will be approximately equal to the fair market value of the FTNV stock surrendered by such shareholder in the Domestication.

         7. Immediately following the Domestication, the shareholders of FTNV will own all of the outstanding stock of Fuel Tech Delaware and will own such stock by reason of their ownership of FTNV stock immediately prior to the Domestication.

         8. Except upon exercise of employee stock options which were rights to acquire FTNV stock that will be converted into rights to acquire Fuel Tech Delaware stock, Fuel Tech Delaware has no plan or intention to issue additional shares of its stock following the Domestication.

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         9.   Immediately following the Domestication, Fuel Tech Delaware will possess the same assets and liabilities as those possessed by FTNV immediately before the Domestication, except for assets used to pay expenses incurred in connection with the Domestication. For purposes of this representation, the assets of FTI to be distributed to Fuel Tech Delaware in the FTI Liquidation will not be treated as assets held by Fuel Tech Delaware immediately following the Domestication. No assets of FTNV will be distributed in the Domestication, and there will be no dissenting shareholders to the Domestication. Any expenses paid with FTNV's assets will be customary and necessary for this type of transaction.

         10. Shareholders of FTNV will receive no consideration other than Fuel Tech Delaware stock in exchange for their FTNV stock.

         11. All warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in FTNV that are outstanding immediately prior to the Domestication will be converted into a right to acquire stock in Fuel Tech Delaware.

         12. There is no plan or intention for Fuel Tech Delaware to reacquire any of its stock issued in the Domestication.

         13. There is no plan or intention for Fuel Tech Delaware to sell or otherwise dispose of any of the assets of FTNV acquired in the Domestication,


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              except for the exchange of FTI and PPI stock that will occur pursuant to the Liquidations.

         14. The liabilities of FTNV that will be assumed by Fuel Tech Delaware plus the liabilities, if any, to which the transferred assets are subject have been incurred by FTNV in the ordinary course of its business and are associated with the assets to be transferred.

         15. Except for the exchange of FTI and PPI stock that will occur pursuant to the Liquidations, following the Domestication, Fuel Tech Delaware will continue the historic business of FTNV or use a significant part of FTNV's assets in a business.

         16. FTNV's shareholders will pay their respective expenses, if any, incurred in connection with the Domestication.

         17. At the time of the Domestication, FTNV will not be under the jurisdiction of a court in a Title 11 or similar case within the meaning of section 368(a)(3)(A).

         18. None of the parties to the Domestication are investment companies as defined in section 368(a)(2)(F)(iii) and (iv).

         19. FTNV has never conducted business in the United States or been subject to U.S. federal income tax.


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         20.  On the date of the Domestication, FTNV will not own any U.S. real property interests as defined in section 897(c)(1) and Treas. Reg.
              section 1.897-1(c)(1).

         21. FTNV is not a passive foreign investment company (within the meaning of section 1297(a)).

         22. FTNV is a widely held corporation and does not qualify as a controlled foreign corporation as defined in section 957 because FTNV is not owned more than 50 percent (by vote or value) by U.S. shareholders that own (under the ownership attribution rules of section 958) at least 10 percent of the voting stock of FTNV.

         23. Following the Domestication, Fuel Tech Delaware will not elect to file a consolidated return with either FTI or PPI.

         24. FTNV has not generated positive earnings and profits during any of its previous tax years and does not expect to generate positive earnings and profits during its tax year beginning on January 1, 2006 and which should end at the close of the date of the Domestication. Furthermore, FTNV does not expect to generate an amount of current earnings and profits in the period beginning July 1, 2006 and ending December 31, 2006 that would exceed the deficit in its earnings and profits accumulated as of the close of the date of the Domestication.

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         25.  FTNV (or Fuel Tech Delaware) will provide its shareholders that are U.S. persons with a statement (consistent with the requirements of Treas. Reg. Section 1.367(b)-1(b)(5)) indicating that FTNV has never had any earnings and profits that would result in such shareholder being required to include an all earnings and profits amount in gross income as a result of the Domestication.

C. FTI LIQUIDATION

For purposes of these representations, FTI should be treated as liquidating and distributing its assets to Fuel Tech Delaware in complete redemption of its stock.

         26. Prior to the FTI Liquidation, FTI will adopt a formal plan of merger that will be approved by its board of directors (the "FTI Plan of Merger").

         27. All of FTI's assets will be transferred to Fuel Tech Delaware on a single day pursuant to the operation of Delaware and Massachusetts merger statutes. Upon completion of the merger, FTI will cease to exist for all legal purposes.

         28. On the date of adoption of the FTI Plan of Merger and on the date of the merger, Fuel Tech Delaware will be the owner of all of the single outstanding class of FTI stock.

         29. FTI will not have redeemed any shares of its stock during the three years preceding the adoption of the FTI Plan of Merger.

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         30.  FTI will not have acquired assets in any nontaxable transaction at any time, except for acquisitions occurring more than three years prior to the adoption of the FTI Plan of Merger.

         31. No assets of FTI have been, or will be, disposed of by either FTI or Fuel Tech Delaware except for dispositions in the ordinary course of business and dispositions occurring more than three years prior to the adoption of the FTI Plan of Merger.

         32. There is no present plan or intention to: (i) reincorporate FTI, or (ii) transfer or sell its business assets to a corporation in which Fuel Tech Delaware (either directly or indirectly) owns more than 20 percent in value. For purposes of this representation, ownership is determined by application of the constructive ownership rules of section 318, as modified by section 304(c)(3).

         33. Prior to adoption of the FTI Plan of Merger, no assets of FTI will have been distributed in kind, transferred, or sold to Fuel Tech Delaware (or its predecessor FTNV) except for (i) transactions occurring in the normal course of business and (ii) transactions occurring more than three years prior to adoption of the FTI Plan of Merger.

         34. FTI will report all earned income that is represented by assets that will be distributed to Fuel Tech Delaware such as receivables being reported on a cash basis, unfinished construction contracts, commissions due, etc.


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         35.  The total fair market value of the assets of FTI will exceed the aggregate amount of its liabilities, plus any liabilities to which those assets are subject, both at the date of adoption of the FTI Plan of Merger and immediately before the FTI Liquidation.

         36. At the time of the FTI Liquidation, the fair market value of any obligation owed by FTI to Fuel Tech Delaware, if such an amount exists at that time, will not exceed the adjusted basis of such obligation.

         37. Fuel Tech Delaware is not an organization that is exempt from U.S. federal income tax under section 501 or any other provision of the Code.

         38. FTI had a deficit in its accumulated earnings and profits as of December 31, 2005, and FTI does not expect to generate an amount of earnings and profits during its tax year that began on January 1, 2006 and which will end as of the close of the date of the FTI Liquidation that would exceed the deficit in its accumulated earnings and profits as of December 31, 2005.

D. PPI LIQUIDATION

For purposes of these representations, PPI should be treated as liquidating and distributing its assets to Fuel Tech Delaware in complete redemption of its stock.

         39. Prior to the PPI Liquidation, PPI will adopt a formal plan of merger that will be approved by its board of directors (the "PPI Plan of Merger").

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         40.  All of PPI's assets will be transferred to Fuel Tech Delaware on a single day pursuant to the operation of Delaware merger statute. Upon completion of the merger, PPI will cease to exist for all legal purposes.

         41. On the date of adoption of the PPI Plan of Merger and on the date of the merger, Fuel Tech Delaware will be the owner of all of the single outstanding class of PPI stock.

         42. PPI will not have redeemed any shares of its stock during the three years preceding the adoption of the PPI Plan of Merger.

         43. PPI will not have acquired assets in any nontaxable transaction at any time, except for acquisitions occurring more than three years prior to the adoption of the PPI Plan of Merger.

         44. No assets of PPI have been, or will be, disposed of by either PPI or Fuel Tech Delaware except for dispositions in the ordinary course of business and dispositions occurring more than three years prior to the adoption of the PPI Plan of Merger.

         45. There is no present plan or intention to: (i) reincorporate PPI, or (ii) transfer or sell its business assets to a corporation in which Fuel Tech Delaware (either directly or indirectly) owns more than 20 percent in value. For purposes of this representation, ownership is determined by application of the constructive ownership rules of section 318, as modified by section 304(c)(3).


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         46.  Prior to adoption of the PPI Plan of Merger, no assets of PPI will have been distributed in kind, transferred, or sold to Fuel Tech Delaware (or its predecessor FTNV) except for (i) transactions occurring in the normal course of business and (ii) transactions occurring more than three years prior to adoption of the PPI Plan of Merger.

         47. PPI will report all earned income that is represented by assets that will be distributed to Fuel Tech Delaware such as receivables being reported on a cash basis, unfinished construction contracts, commissions due, etc.

         48. The total fair market value of the assets of PPI will exceed the aggregate amount of its liabilities, plus any liabilities to which those assets were subject both at the date of adoption of the PPI Plan of Merger and immediately before the PPI Liquidation.

                                 III. OPINIONS

         1. With regard to the Domestication, we express the following opinions:

              o For U.S. federal income tax purposes, the Domestication should be treated as a transfer by FTNV of its assets to Fuel Tech Delaware in exchange for Fuel Tech Delaware stock and the assumption by Fuel Tech Delaware of the liabilities of FTNV, followed by the distribution by FTNV to its shareholders of the Fuel Tech Delaware stock in exchange for their FTNV stock. Rev. Rul. 88-25, 1988-1 C.B. 116 and Treas. Reg. section 1.367(b)-2(f). The Domestication should be a


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                   reorganization within the meaning of section 368(a)(1)(F) and subject to Treas. Reg. section 1.367(b)-2(f). FTNV and Fuel Tech Delaware should each be a party to the reorganization within the meaning of section 368(b).

              o No gain or loss should be recognized by FTNV on the transfer of its assets to Fuel Tech Delaware in exchange for Fuel Tech Delaware stock and the assumption by Fuel Tech Delaware of the liabilities of FTNV. Sections 361(a) and 357(a).

              o No gain or loss should be recognized by FTNV on the distribution to its shareholders of the stock of Fuel Tech Delaware in exchange for the shareholders' FTNV stock provided that FTNV establishes that the Fuel Tech Delaware stock is not a U.S. real property interest in accordance with Treas. Reg. section 1.897-2(g) and (h). Sections 361(c) and 897(c)(1).

              o No gain or loss should be recognized by Fuel Tech Delaware upon its receipt of the assets of FTNV in exchange for Fuel Tech Delaware stock and the assumption by Fuel Tech Delaware of the liabilities of FTNV. Section 1032(a).

              o Fuel Tech Delaware's basis in each of FTNV's assets received by Fuel Tech Delaware in the Domestication should equal the basis of such

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                   asset in the hands of FTNV immediately before the
                   Domestication. Section 362(b).

              o Fuel Tech Delaware's holding period for each of FTNV's assets received by Fuel Tech Delaware in the Domestication should include the period during which such asset was held by FTNV.
                   Section 1223(2).

              o Fuel Tech Delaware should succeed to and take into account the earnings and profits, or deficit in earnings and profits, of FTNV as of the date of the Domestication. Sections 381(b) and 381(c)(2) and Treas. Reg. sections 1.381(b)-1(a)(2) and 1.381(c)(2)-1.

              o The taxable year of FTNV should end upon the close of the date of the Domestication. Treas. Reg. section 1.367(b)-2(f)
                   (4).

              o A U.S. person who, on the date of the Domestication, owns 10 percent or more of the voting power of FTNV (including stock owned through stock options and through attribution from related parties), should be required to include in income as a deemed dividend, the "all earnings and profits amount" (as defined in Treas. Reg. section 1.367(b)-2(d)) with respect to its FTNV stock. Treas. Reg. section 1.367(b)-3(b)(3). Provided that FTNV has not had positive earnings and profits in any taxable year prior to the Domestication, the amount of the all earnings and profits amount should be zero.

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              o    A U.S. person, which on the date of the Domestication owns stock representing less than 10 percent of the voting power of FTNV (including stock owned through stock options and through attribution from related parties) but with a fair market value of $50,000 or more and which does not make the election provided in Treas. Reg. section 1.367(b)-3(c)(3) should recognize gain, but not loss, on the exchange of its FTNV stock for stock of Fuel Tech Delaware in an amount equal to the excess of the fair market value of the shares of Fuel Tech Delaware received over the shareholder's adjusted tax basis in the FTNV shares surrendered in exchange therefor. Treas. Reg. section 1.367(b)-3(c)(2).

              o A U.S. person, which on the date of the Domestication owns FTNV stock representing less than 10 percent of the voting power of FTNV (including stock owned through stock options and through attribution from related parties) but with a fair market value of $50,000 or more and such shareholder properly executes the election described in Treas. Reg. section 1.367(b)-3(c)(3) and properly complies with the notice requirements in Treas. Reg. section 1.367(b)-1(c), the shareholder should include in income as a deemed dividend, the "all earnings and profits amount" (as defined in Treas. Reg. section 1.367(b)-2(d)) with respect to its FTNV stock. Treas. Reg. section 1.367(b)-3(c)(3). Provided that FTNV has not had positive earnings and profits in any taxable year prior to the

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                   Domestication, the amount of the all earnings and profits
                   amount should be zero.

              o A U.S. person, which on the date of the Domestication owns stock representing less than 10 percent of the voting power of FTNV (including stock owned through stock options and through attribution from related parties) but with a fair market value of less than $50,000 should not recognize any gain or loss in connection with the Domestication. Section 354(a) and Treas. Reg. section 1.367(b)-3(c)(4).

              o If a shareholder of FTNV is required to include in income as a deemed dividend the all earnings and profits amount with respect to its FTNV stock (either because such shareholder owns 10 percent or more of the voting power of FTNV or because it properly executes the election in Treas. Reg.
                   section 1.367(b)-3(c) and complies with the notice requirements in Treas. Reg. section 1.367(b)-1(c)), such shareholder's basis in its Fuel Tech Delaware stock received should equal its basis in its FTNV stock immediately before the Domestication plus its portion of FTNV's earnings and profits included in income as a deemed dividend. Section 358(a), Treas. Reg. section 1.367(b)-3(b)(3), Example 4, and Treas. Reg. section 1.367(b)-3(c)(5), Example 1.

              o If a shareholder of FTNV recognizes gain as a result of the Domestication (because such shareholder is a U.S. person which

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                   owned less than 10 percent of the voting power of FTNV but did not make the election in Treas. Reg. section 1.367(b)-3(c)), such shareholder should have a tax basis in its Fuel Tech Delaware stock equal to the shareholder's basis for the FTNV stock surrendered plus the amount of gain recognized by the shareholder as a result of the Domestication. Section 358(a)(1) and Treas. Reg. section 1.367(b)-3(c)(5), Example 1.

              o If a shareholder of FTNV owns FTNV stock with a fair market value less than $50,000 (and such shareholder is a U.S. person who owned less than 10 percent of the voting power of
                   FTNV), such shareholder should have a tax basis in its Fuel Tech Delaware stock equal to the basis of its FTNV stock surrendered in exchange therefor. Section 358(a)(1).

              o The holding period of the Fuel Tech Delaware stock received by each FTNV shareholder in exchange for its FTNV stock will include the period during which such shareholder held the FTNV stock surrendered in exchange therefor, provided the FTNV stock was held as a capital asset at the time of the Domestication. Section 1223(1).

2. With regard to the FTI Liquidation, we express the following opinions:

              o No gain or loss should be recognized by FTI or Fuel Tech Delaware as a result of the FTI Liquidation. Sections 332(a), 336(d)(3), 337(a), and 337(b).
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              o    Fuel Tech Delaware's basis in each asset received from FTI should be the same as the basis of that asset in the hands of FTI immediately before the FTI Liquidation. Section 334(b)(1).

              o Fuel Tech Delaware's holding period in each asset received from FTI should include the holding period that such asset was held by FTI. Section 1223(2).

              o Fuel Tech Delaware should succeed to and take into account the items of FTI described in section 381(c), including any net operating loss and its earnings and profits. Section 381(a) and Treas. Reg. section 1.381(a)-1.

3. With regard to the PPI Liquidation, we express the following opinions:

              o No gain or loss should be recognized by PPI or Fuel Tech Delaware as a result of the PPI Liquidation. Sections 332(a), 336(d)(3), 337(a), and 337(b).

              o Fuel Tech Delaware's basis in each asset received from PPI should be the same as the basis of that asset in the hands of PPI immediately before the PPI Liquidation.
                   Section 334(b)(1).

              o Fuel Tech Delaware's holding period in each asset received from PPI should include the holding period that such asset was held by PPI. Section 1223(2).

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              o    Fuel Tech Delaware should succeed to and take into account the items of PPI described in section 381(c), including any net operating loss and its earnings and profits. Section 381(a) and Treas. Reg. section 1.381(a)-1.

                                IV. TAX ANALYSIS

A. THE DOMESTICATION

         1. U.S. FEDERAL INCOME TAX CHARACTERIZATION OF THE DOMESTICATION

         In Rev. Rul. 88-25,(6) the IRS ruled that the conversion of a foreign corporation to a domestic corporation pursuant to a state domestication statute would be treated as a reorganization under section 368(a)(1)(F). In the ruling, corporation F was incorporated in Country Y. For valid business reasons, F filed a certificate of domestication and a certificate of incorporation in State A. Upon filing the certificate of domestication and certificate of incorporation, F was considered by State A to be incorporated in State A and became subject to State A law. Following the domestication, F had the same assets and liabilities that it had before the domestication, and there was no change in the shareholders of F.

         The ruling holds that the conversion of F from a Country Y to a State A corporation is treated as: (i) a transfer by F of all of its assets and liabilities to a new domestic corporation in exchange for stock of the new domestic corporation; and (ii) a



----------
(6) 1988-1 C.B. 116.

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liquidating distribution by F to its shareholders of the new domestic corporation's stock received in exchange for F's assets and liabilities. Because there was no change in the assets or shareholders of F as a result of the domestication, the ruling concludes that the domestication qualified as a reorganization under section 368(a)(1)(F). F and the new domestic corporation were each a party to the reorganization within the meaning of section 368(b).(7)

          In several private letter rulings, the IRS has applied Rev. Rul. 88-25 to conclude that a domestication effected pursuant to state law should be treated as transfer of the foreign corporation's assets to a newly formed domestic corporation, followed by the foreign corporation's distribution of the newly formed domestic corporation's stock to its shareholders in exchange for their foreign corporation stock.(8) This characterization is consistent with the characterization that Treas. Reg. section 1.367(b)-2(f) (discussed below) applies to a reorganization under section 368(a)(1)(F) in which the transferor is a foreign corporation.

2. SECTION 368(A)(1)(F)

          Under section 368(a)(1)(F), a reorganization (an "F Reorganization") is a "mere change in identity, form, or place of organization of one corporation, however effected." To qualify as a reorganization under section 368(a)(1)(F), a transaction must satisfy three

----------
(7) See also Rev. Rul. 87-27, 1987-1 C.B. 134 (concluding that the reincorporation in a foreign country of a dual resident U.S. corporation was a reorganization under section 368(a)(1)(F)).

(8) See PLRs 200613011 (Dec. 13, 2005); PLR 9213025 (Dec. 30, 1991); PLR 8943081
(Aug. 3, 1989); and PLR 8848040 (Sep. 2, 1988). These private pronouncements are not cited as authority upon which FTNV may rely but rather as evidence of the IRS' treatment of similar transactions.

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requirements: (i) it must involve only one operating corporation
(the "One Corporation Requirement"); (ii) there must be no change in the shareholders of the corporation ("Shareholder Identity Requirement"); and (iii) there must be no change in the assets of the corporation ("Asset Identity Requirement"). These requirements have been identified in the legislative history to section 368(a)(1)(F) and in several revenue rulings.(9) Under the regulations, an F Reorganization must also be undertaken for a valid business purpose (the "Business Purpose Requirement") and must be undertaken pursuant to a plan of reorganization.(10)

                         a. ONE CORPORATION REQUIREMENT

         As noted above, section 368(a)(1)(F) applies to a mere change in identify, form, or place of organization of "one corporation." However, this does not prevent the use of multiple corporations provided only a single operating company is involved.(11) Therefore, the One Corporation Requirement should be satisfied, notwithstanding that the Domestication is treated a transfer of assets from the foreign corporation to a newly

----------
(9) Regulations proposed by the IRS in August 2004 would provide four requirements for an F reorganization: (i) all of the stock of the resulting corporation, including stock issued before the transfer, must be issued in respect of stock of the transferring corporation; (ii) there must be no change in the ownership of the corporation in the transaction, except a change that has no effect other than that of a redemption of less than all of the shares of the corporation; (iii) the transferring corporation must completely liquidate in the transaction; and (iv) the resulting corporation must not hold any property or have any tax attributes (including those specified in section 381(c)) immediately before the transfer. These regulations are proposed to be effective when they are published as final. See REG-106889-04 (Aug. 12, 2004).

(10) In TD 9182, the IRS and Treasury issued final regulations, effective for transactions occurring on or after February 25, 2005, providing that the continuity of interest and continuity of business enterprise requirements, which apply to other types of reorganizations, are not applicable to reorganizations under section 368(a)(1)(F).

(11) See H.R. Conf. Rep. No. 760-248, at 541 ("this limitation does not preclude the use of more than one entity to consummate the transaction provided only one operating company is involved").
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formed domestic corporation because the Domestication involves a single operating company.

         The Liquidations should not cause the One Corporation Requirement to be violated, even if the Liquidations are treated as occurring pursuant to the same plan as the Domestication. Reorganizations under section 368(a)(1)(F) have historically been respected as separate steps, notwithstanding that they occur as a step in a larger transaction (and thus might be characterized differently if combined with other steps in the larger transaction).(12) For example, in Rev. Rul. 58-422 one corporation transferred its assets to another corporation in a transaction that was found to qualify as a reorganization under section 368(a)(1)(F).(13) The IRS concluded that the transaction qualified as an F Reorganization, notwithstanding that two subsidiaries of the reorganized corporation liquidated into the reorganized corporation as part of the same plan in what were found to be separate section 332 liquidations.(14)

         Therefore, because the One Corporation Requirement should be tested immediately after the Domestication and without regard to any other transactions, the One Corporation Requirement should be satisfied with respect to the Domestication.


------------
(12) See Rev. Rul. 96-29, 1996-1 C.B. 50. In addition, proposed regulations issued in August 2004 provide that related events preceding or following the mere change do not cause the steps effecting the mere change to fail to qualify as an F Reorganization, and moreover, the qualification of the mere change as an F Reorganization does not alter the treatment of the larger transaction. See Prop. Treas. Reg. section 1.368-2(m)(3). These regulations are proposed to be effective when they are published as final.

(13) 1958-2 C.B. 145.

(14) Note that the One Corporation Requirement had not been added to the statutory language of section 368(a)(1)(F) at the time of this ruling; however, in TAM 9743001 (Jun. 4, 1997), the IRS stated that Rev. Rul. 58-422 was not inconsistent with the One Corporation Requirement noting that the revenue ruling had not been revoked at the time the One Corporation Requirement was implemented.

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                      b. SHAREHOLDER IDENTITY REQUIREMENT

          In general, a transaction will not qualify as reorganization under section 368(a)(1)(F) unless the shareholders of the old entity are virtually identical to the shareholders of the new entity.(15) Based on Rev. Rul. 96-29, the proper time for testing whether there has been more than a de minimis change in Shareholder Identity is immediately before and immediately after the purported F Reorganization, without regard to other aspects of a larger transaction that may precede or follow that step. In Rev. Rul. 96-29, the IRS addressed two different situations where a corporation changed its place of organization by merging into a newly formed corporation. In Situation 1, immediately after the merger, the newly formed corporation redeemed a class of nonvoting preferred stock and sold new shares to the public. In Situation 2, a corporation acquired an unrelated corporation with its stock immediately before the acquiring corporation merged into a newly formed corporation. In each situation, the IRS concluded that the reincorporation qualified as a reorganization under section 368(a)(1)(F), notwithstanding that it was a step in a larger transaction that resulted in a substantial change in stock ownership.(16)

          As a result of the Domestication (and as represented by FTNV), the shareholders of FTNV will own all of the outstanding stock of Fuel Tech Delaware and will own such


----------
(15) See Rev. Rul. 66-284, 1966-2 C.B. 115 (a transaction does not qualify under section 368(a)(1)(F) unless there is not change in the existing shareholders, although a de minimis change, (i.e., less than one percent) is permissible).

(16) See also PLR 200129024 (Apr. 20, 2001) (IRS ruled that various prior redemptions do not prevent a merger from qualifying under section 368(a)(1)(F); Rev. Rul. 96-29 cited).



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stock by reason of their ownership of FTNV stock immediately prior to the
Domestication. All employee stock options to acquire FTNV stock will be converted into options to acquire Fuel Tech Delaware stock, and except with regard to the future exercise of those stock options, FTNV has represented that Fuel Tech Delaware has no plan or intention to issue additional shares of its stock following the Domestication.

          Therefore, the Shareholder Identity Requirement should be satisfied with respect to the Domestication.

                         C. ASSET IDENTITY REQUIREMENT

          Rev. Rul. 66-284 states that a transaction does not qualify as an F Reorganization unless the assets of the old entity are substantially identical to the assets of the new entity. For this purpose, a difference of less than one percent will be disregarded as de minimis. Similar to its holding with respect to the Shareholder Identity Requirement, Rev. Rul. 96-29 provides that the proper time for testing the Asset Identity Requirement is immediately before and immediately after the step constituting the change in identity, form, or place of organization. Any other steps in a larger transaction should be considered separate from the change in identity, form, or place of organization. Therefore, the assets that New Fuel Tech will acquire in the Liquidations should not be considered in determining whether the Asset Identity Requirement is satisfied.

          In connection with the issuance of a private letter ruling that a transaction constitutes a reorganization under section 368(a)(1)(F), the IRS requests a representation that the expenses paid from the target's assets will constitute less than one percent of the


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August 4, 2006


target's assets prior to the purported reorganization.(17) This representation ensures that expenses paid in connection with the reorganization should not cause there to be more than a de minimis change in the assets. In this case, it is possible that the assets of FTNV that are used to pay expenses incurred in connection with the Domestication may exceed (by a small amount) one percent of the assets held by FTNV immediately before the Domestication. However, FTNV has represented that these expenses will be customary and necessary for this type of transaction. We do not believe that the mere fact that the amount of the expenses related to the transaction exceed one percent of the assets that FTNV held immediately before the reorganization should cause the Asset Identity Requirement to be violated.

          Moreover, under proposed regulations issued by the IRS in August 2004, the Asset Identity Requirement is stated somewhat differently.(18) The proposed regulations require that the corporation resulting from an F Reorganization not hold any property or have any tax attributes immediately before the transfer, except for a nominal amount of assets used to facilitate the organization of the resulting corporation or to preserve is existence.(19) Therefore, it appears that the proposed regulations are more concerned with the addition of assets as a result of the F Reorganization rather than a reduction in assets to pay expenses.


----------
(17) See Rev. Proc. 86-42, 1986-2 C.B. 722, SECTION 7.07.

(18) REG-106889-04. These regulations are proposed to be effective when published as final.

(19) See Prop. Treas. Reg. section 1.368-2(m)(1)(i)(D).



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                        D. BUSINESS PURPOSE REQUIREMENT

          Treas. Reg. section 1.368-1(c) provides that a transaction may qualify as a reorganization only if it has a business or corporate purpose other than mere avoidance of tax. Further, Treas. Reg. section 1.368-2(g) requires that in addition to coming within the scope of the specific language of section 368, a reorganization must also be "undertaken for reasons germane to the continuance of the business of a corporation a party to the reorganization."

          As discussed above, the Domestication is part of a series of steps undertaken by FTNV, the business purposes of which are to: (i) simplify its legal structure; (ii) allow certain investors, including institutional investors who may not be permitted to invest in foreign corporations to invest in its common stock; and (iii) eliminate what FTNV understands to be uncertainties related to investment in a corporation that is incorporated in a jurisdiction with which the United States does not have an income tax treaty, such as the Netherlands Antilles. Accordingly, the Business Purpose Requirement should be satisfied.

             E. THE REORGANIZATION MUST BE MADE PURSUANT TO A PLAN

          Treas. Reg. section 1.368-1(c) states that "a plan of reorganization must contemplate the bona fide execution of one of the transactions specifically described as a reorganization in section 368(a) and for the bona fide consummation of each of the requisite acts under which nonrecognition of gain is claimed." Treas. Reg. section 1.368-3T provides that the plan of reorganization must be adopted by each of the corporations that

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are a party to the reorganization, the adoption must be shown by the acts of each corporation's duly responsible officers, and must appear upon the official records of the corporation.

         The Domestication is being undertaken pursuant to effective actions in Delaware and the Netherlands Antilles. These effective actions were approved by FTNV's board of directors through a series of resolutions adopted on May 4, 2006 and appear on the official records of the corporation. Consequently, the Domestication should be considered to have been undertaken pursuant to a plan of reorganization.

3. CORPORATE TAX CONSEQUENCES OF THE DOMESTICATION

         Treas. Reg. section 1.367(b)-2(f)(2) provides that in a reorganization described in section 368(a)(1)(F) in which the transferor corporation is foreign, there is considered to exist:

         o A transfer of assets by the foreign corporation to the acquiring corporation in exchange for stock of the acquiring corporation and the assumption by the acquiring corporation of the foreign transferor corporation's liabilities;

         o A distribution of such stock by the foreign transferor corporation to its shareholders; and

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         o    An exchange by the foreign transferor corporation's shareholders of their stock for stock of the acquiring corporation.(20)

            In light of this regulation, each of the provisions described below should apply to determine the tax consequences to FTNV of this series of transfers.

                               A. NO GAIN OR LOSS

          Section 361(a) provides that, in general, no gain or loss is recognized on a transfer of assets by a corporation in exchange for stock or securities in a corporation that is also a party to a reorganization. In addition, section 357(a) provides that the assumption of liabilities as consideration in an exchange is not treated as money or other property and will not prevent the exchange from qualifying under section 361. Thus, FTNV should recognize no gain or loss on its deemed transfer of assets to Fuel Tech Delaware.

           Section 361(c) provides that a corporation that has received stock or securities in exchange for its assets pursuant to a plan of reorganization recognizes no gain or loss when it distributes the stock or securities received to its shareholders. Consequently, FTNV should recognize no gain or loss on its distribution of the Fuel Tech Delaware stock received in the exchange to each of its shareholders.


----------
(20) Treas. Reg. section 1.367(b)-2(f)(3) provides that these transfers are treated as occurring without regard to whether the applicable foreign or domestic law treats the acquiring corporation as a continuation of the foreign transferor corporation.

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         Section 1032 provides that a corporation will not recognize gain or loss on the receipt of money or other property in exchange for stock of that corporation. Therefore, Fuel Tech Delaware should recognize no gain or loss upon the receipt of the assets of FTNV in exchange for the issuance of its stock.

                          B. BASIS AND HOLDING PERIOD

         Section 362(b) provides that property acquired by a corporation in connection with a reorganization will have the same basis to the acquirer as its basis in the hands of the transferor, increased by any gain recognized by the transferor on the transfer. Because no gain or loss is recognized in connection with the Domestication, Fuel Tech Delaware should have a tax basis in the assets it should be deemed to acquire from FTNV equal to FTNV's basis in those assets immediately before the Domestication.

         Section 1223(1) provides that where property received in an exchange has the same basis as the property exchanged, the holding period of the property received will include the holding period of the property exchanged. Therefore, Fuel Tech Delaware's holding period for the assets it is deemed to acquire from FTNV should include FTNV's holding period for such assets prior to the Domestication.

                         C. CARRYOVER OF TAX ATTRIBUTES

         Section 381(a) provides that, generally, if one corporation acquires the assets of another corporation in a transaction that qualifies as a reorganization under section 368(a)(1) (A), (C), (D), (F), or (G), then the acquirer succeeds to and takes into account certain tax attributes of the transferor, including net operating loss carryovers and

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earnings and profits of the transferor.(21) In addition, section 38(b) and the regulations there under provide that, in the case of an F reorganization, the acquiring Corporation is treated just as the transferor corporation would have been treated if there had been no reorganization.(22) However, in the case of a domestic corporation that acquires the assets of a foreign corporation, the general rules of section 381(a) and (b) are subject to certain limitations.

         First, net operating losses of a foreign corporation that are incurred prior to a reorganization of the foreign corporation into a domestic corporation may be deductible by the domestic corporation only to the extent that the losses were incurred by the foreign corporation in the conduct of a U.S. trade or business.(23) Therefore, because FTNV has represented that it has never been engaged in the conduct of a U.S. trade or business, any net operating losses of FTNV would not be a carryover by Fuel Tech Delaware for U.S. federal income tax purposes.

         Under section 381(c)(2)(A), the earnings and profits of the transferor corporation are deemed to have been received or incurred by the acquiring corporation as of the close of the date of the distribution or transfer. Treas. Reg. section 1.381(c)(2)-1(a)(2) provides that the distributor or transferor corporation's earnings and profits (or deficit therein) as of the close of the date of distribution or transfer, are deemed to be received by, and to become a part of the accumulated earnings and profits of, the acquiring corporation at the close of


----------
(21) Sections 381(c)(1) and (c)(2).

(22) See Treas. Reg. section 1.38(b)-1(a)(2).

(23) See Rev. Rul. 72-421, 1972-2 C.B. 166 and Prop. Treas. Reg. section 1.367(b)-3(e).
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the date of distribution or transfer. The amount of earnings and profits succeeded to should be determined after any shareholder inclusions required by Treas. Reg. section 1.367(b)-3(b) (summarized below).(24)

         Pursuant to Treas. Reg. section 1.381(c)(2)-1(a)(2), if the transferor and acquiring corporations both have positive accumulated earnings and profits as of the close of the date of the distribution or transfer (or if each corporation has a deficit in accumulated earnings and profits as of such time), then the transferor corporation's earnings and profits (or deficit therein) and the acquiring corporation's earnings and profits (or deficit therein) are consolidated to become accumulated earnings and profits of the acquiring corporation as of the close of the date of the distribution or transfer. However, if one corporation has positive accumulated earnings and profits as of the close of the date of distribution or transfer and the other corporation has a deficit in accumulated earnings and profits as of such time, then the deficit can be used only to offset earnings and profits accumulated by the acquiring corporation after the date of distribution or transfer.(25)

         FTNV has represented that it had a deficit in its accumulated earnings and profits on December 31, 2005, and that it does not expect to generate an amount of positive earnings and profits during its tax year ending on the date of the Domestication that would exceed the accumulated earnings and profits deficit as of December 31, 2005. Because Fuel Tech Delaware is treated the same as FTNV as if there had been no reorganization pursuant to Treas. Reg. section 1.381(b)-1(a)(2), it should have no earnings and


----------
(24) Treas. Reg. section 1.367(b)-2(d)(3).

(25) Treas. Reg. section 1.381(c)(2)-1(a)(2).
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profits prior to the Domestication. Consequently, as of the close of the date of the Domestication, FTNV's deficit in earnings and profits should become the accumulated deficit in earnings and profits of Fuel Tech Delaware as of the close of the date of the Domestication. FTNV's deficit in its earnings and profits should be available to offset earnings and profits accumulated by Fuel Tech Delaware after the date of distribution or transfer.(26)

                            D. CLOSE OF TAXABLE YEAR

          Section 381(b) provides that except in the case of an acquisition in connection with an F reorganization, the taxable year of the distributor or transferor corporation shall end on the date of distribution or transfer. However, Treas. Reg. section 1.367(b)-2(f)(4) provides that in an F Reorganization in which the transferor corporation is a foreign corporation and the acquiring corporation is a domestic corporation, the taxable year of the foreign transferor corporation ends with the close of the date of the transfer. The regulation further provides that, except as otherwise required under other provisions of the Code such as section 1502 and the consolidated return regulations thereunder, the


----------
(26) We note that under Prop. Treas. Reg. section 1.367(b)-3(f), the earnings and profits (or deficit in earnings and profits) of a domestic corporation acquired by a foreign corporation, which are not included as a deemed dividend under section 367(b), would be eligible to carry over only to the extent such earnings and profits (or deficit in earnings and profits) are effectively connected with the conduct of a trade or business within the United States. All other earnings and profits (or deficit in earnings and profits) of the foreign acquired corporation do not carry over to the domestic acquiring corporation and, as a result, are eliminated. Therefore, because FTNV's earnings and profits are not effectively connected to the conduct of a trade or business in the United States, under these proposed regulations, its earnings and profits (or deficit in earnings and profits) would not carry over to Fuel Tech Delaware. However, this regulation is proposed to be effective 30 days after it is published as a final regulation, and therefore, the regulation, as now drafted, would not apply to the Domestication unless the regulation is published as final more than 30 days prior to the Domestication.


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taxable year of the acquiring corporation ends with the close of the date on which the transferor's taxable year would have ended but for the occurrence of the reorganization.

          Pursuant to Treas. Reg. section 1.367(b)-2(f)(4), FTNV's taxable year should close as of the end of the date of the Domestication, and Fuel Tech Delaware's first taxable year should end on December 31, 2006 (the date that FTNV's year would have ended absent the Domestication). Because Fuel Tech Delaware will not file a consolidated return with either FTI or PPI following the Domestication, its taxable year should not be affected by section 1502 or the regulations thereunder.

         4.   SHAREHOLDER TAX CONSEQUENCES -- SECTION 367(b)

         When a shareholder exchanges stock or securities of a corporation that is a party to a reorganization solely for stock or securities of another corporation that is also a party to the reorganization, section 354(a) provides that such shareholder recognizes no gain or loss on the exchange. However, section 367 provides additional rules applicable to certain transactions, including reorganizations, involving foreign corporations. Specifically, section 367(b) applies to exchanges described in sections 332, 351, 354, 355, 356, and 361 that do not involve a transfer of property described in section 367(a)(1) (which applies to certain transfers of property by a U.S. person to a foreign corporation). Section 367(b)(1) provides that a foreign corporation is considered to be a corporation for purposes of sections 332, 351, 354, 355, 356, and 361 except to the extent provided in regulations. However, to preserve the ability of the United States to tax, either currently or at a future date, the accumulated earnings and profits of a foreign corporation

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attributable to the stock of such corporation held by U.S shareholders, the regulations under section 367(b) require income recognition or adjustment of earnings and profits in certain circumstances. Treas. Reg. section 1.367(b)-3 applies to an acquisition by a domestic corporation (the domestic acquiring corporation) of the assets of a foreign corporation (the foreign acquired corporation) in a liquidation described in section 332 or an asset acquisition described in section 368(a)(1).

                          A. U.S. SHAREHOLDERS OF FTNV

         Treas. Reg. section 1.367(b)-3(b) applies to an exchanging shareholder that is either: (i) a "U.S. shareholder;" or (ii) a foreign corporation with respect to which there are one or more U.S. shareholders, and provides that such a shareholder must include in income the all earnings and profits amount with respect to its stock in the foreign acquired corporation. Treas. Reg. section 1.367(b)-3(b)(2) defines a U.S. shareholder for this purpose with reference to section 951(b). Under section 951(b), a U.S. person is considered a U.S. shareholder if it owns 10 percent or more of the total combined voting power of all classes of stock entitled to vote, including stock owned through stock options and through attribution from related parties.(27)

         Treas. Reg. section 1.367(b)-2(d)(1) provides that a shareholder's all earnings and profits amount with respect to its stock in a foreign corporation is the net positive earnings and profits of the corporation (as determined under Treas. Reg. section 1.367(b)-2(d)(2)) attributable to the stock (as determined under Treas. Reg. section 1.367(b)-2(d)(3)) but


----------
(27) Section 951(b) provides that ownership is determined by applying the rules of sections 958(a) and (b). Section 958(b) determines ownership using the attribution rules of section 318, subject to certain modifications.

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without regard to any gain that would be realized on a sale or exchange of such stock. Treas. Reg. section 1.367(b)-2(d)(2) provides that the net positive earnings and profits of the foreign corporation are to be determined according to the principles applicable to domestic corporations (which includes section 312 and the regulations thereunder as well as applicable case law and administrative guidance), except as provided in sections 312(k)(4) and (n)(8), 964, and 986, and without regard to the exclusions specified in section 1248(d). Treas. Reg. section 1.367(b)-2(d)(3) provides that the all earnings and profits amount attributable to a shareholder's stock is determined according to the principles of section 1248. In general, section 1248 and the regulations thereunder provide that the amount of earnings and profits attributable to a block of stock in a foreign corporation is the ratably allocated portion of the foreign corporation's earnings and profits generated during the period the shareholder held the block of stock.(28)

         Accordingly, under Treas. Reg. section 1.367(b)-3(b)(3), a U.S. shareholder of FTNV on the date of the Domestication should be required to include in income as a deemed dividend the all earnings and profits amount (as defined in Treas. Reg. section 1.367(b)-2(d)) with respect to its FTNV stock. However, FTNV has calculated its earnings and profits for each of its tax years and based on those calculations, has represented that it has never had positive earnings and profits during any tax year preceding or including the Domestication. Therefore, a U.S. shareholder of FTNV should not be required to include in gross income the all earnings and profits amount with respect to its FTNV stock.

----------
(28) See Treas. Reg. sections 1.1248-2 and -3.

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         Although FTNV believes that it has correctly calculated its earnings and profits and we have performed a reasonable amount of due diligence in order to accept FTNV's representation regarding its earnings and profits, it is possible that the amount of FTNV's earnings and profits could be adjusted as a result of an IRS examination or an adjustment between the IRS and a foreign tax authority pursuant to procedures established under a U.S. income tax treaty. Although FTNV does not expect such an adjustment, if it were to occur, it could cause FTNV to have positive earnings and profits in one or more of its tax years. As a result, a shareholder could have an all earnings and profits amount with respect to its FTNV stock, depending upon the period in which such shareholder held its FTNV stock. If a U.S. shareholder of FTNV were to have an all earnings and profits amount with respect to its FTNV stock, such shareholder would include its all earnings and profits amount in income as a deemed dividend under Treas. Reg. section 1.367(b)-3(b)(3) as a result of the Domestication.

             B. U.S. PERSONS THAT OWN LESS THAN 10 PERCENT OF FTNV

         Treas. Reg. section 1.367(b)-3(c) applies to the exchange of stock by a U.S. person that is not a U.S. shareholder of the foreign acquired corporation. Treas. Reg. section 1.367(b)-3(c)(2) provides that such a shareholder must recognize gain (but not loss) realized on its exchange of the foreign acquired corporation's stock in an amount equal to the excess of the fair market value of the Fuel Tech Delaware stock received over the shareholder's adjusted basis in the FTNV stock deemed to be surrendered in the exchange.

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         In lieu of recognizing gain under Treas. Reg. section 1.367(b)-3(c)(2),
Treas. Reg. section 1.367(b)-3(c)(3) allows an exchanging shareholder to elect to include in income as a deemed dividend the all earnings and profits amount with respect to its stock in the foreign acquired corporation. This election may be made only if: (i) the foreign acquired corporation (or its successor) has provided the exchanging shareholder information to substantiate its all earnings and profits amount; and (ii) the exchanging shareholder complies with the section 367(b) notice requirement described in Treas. Reg. section
1.367(b)-1(c), including specific rules applicable to elections under Treas.
Reg. section 1.367(b)-3(c)(3). Specifically, Treas. Reg. section
1.367(b)-1(c)(3) requires a shareholder making such an election to notify the foreign acquired corporation (or its successor) that it is making the election, and Treas. Reg. section 1.367(b)-4 sets forth the information required to satisfy the general notice requirement of Treas. Reg. section 1.367(b)-1(c) as well as the information necessary to make the election under Treas. Reg. section 1.367(b)-3(c)(3). Treas. Reg. section 1.367(b)-1(c)(5) provides an abbreviated notice requirement for the shareholder of a foreign corporation that has never had any earnings and profits that would result in any of its shareholders having an all earnings and profits amount. Therefore, under Treas. Reg. section 1.367(b)-3(c), a U.S. person that as of the date of the Domestication owns (or is considered to own) less than 10 percent of the voting power of FTNV (but that owns stock with a fair market value of $50,000 or more as explained below) and does not make the election in Treas. Reg. section 1.367(b)-3(c)(3), should recognize gain, but not loss, on the exchange of the stock of FTNV for the stock of Fuel Tech Delaware.

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         If, instead, the shareholder properly executes the election described in Treas. Reg. section 1.367(b)-3(c)(3) and properly complies with the notice requirements in Treas. Reg. section 1.367(b)-1(c), such shareholder should include in its income as a deemed dividend the all earnings and profits amount with respect to its FTNV stock. Because FTNV has represented that it has never had positive earnings and profits in any tax year preceding or including the Domestication, shareholders who make this election should not have an income inclusion provided the shareholder properly executes the election and complies with the applicable notice requirements. However, as noted above, if it were determined that FTNV had positive earnings and profits in one or more of its taxable years, a shareholder that makes the election in Treas. Reg. section 1.367(b)-3(c)(29) could have an all earnings and profits amount with respect to its FTNV stock, and thus could be required to include that amount in income as a deemed dividend as a result of the Domestication.

 C. U.S. PERSONS THAT OWN FTNV STOCK WITH A FAIR MARKET VALUE LESS THAN $50,000

         Treas. Reg. section 1.367(b)-3(c)(30) provides that Treas. Reg. section 1.367(b)-3(c) does not apply to an exchanging shareholder of a foreign acquired corporation whose stock has a fair market value of less than $50,000 as of the date of the section 367(b) exchange. Therefore, the U.S. federal income tax consequences of such a shareholder's exchange should be determined under section 354 without modification by section 367(b). Under section 354(a), a shareholder recognizes no gain or loss upon the exchange of stock or securities in a corporation that is a party to a reorganization solely for stock or securities in another corporation that is also a party to the reorganization. Therefore, a U.S. person

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who on the date of the Domestication owns (or is considered to own) stock of
FTNV with a fair market value less than $50,000 should not be required to recognize any gain or loss in connection with the Domestication.

    D. SHAREHOLDER BASIS IN AND HOLDING PERIOD FOR FUEL TECH DELAWARE STOCK

         Section 358 applies to determine the basis of property received in an exchange to which section 351, 354, 355, 356, or 361 applies. Section 358(a) provides that the basis of the property received in the exchange is the same as the basis of the property surrendered in the exchange decreased by: (i) the fair market value of any other property (except money) received; (ii) the amount of money received; and (iii) the amount of loss to the taxpayer which was recognized on such exchange, and increased by: (i) the amount treated as a dividend; and (ii) the amount of gain recognized on the exchange (excluding any portion of the gain that was treated as a dividend).

         Therefore, if a shareholder is required to include in income as a deemed dividend the all earnings and profits amount with respect to its FTNV stock (either because it is a U.S. shareholder of FTNV or because it made the election in Treas. Reg. section 1.367(b)-3(c)), such shareholder's basis in its Fuel Tech Delaware stock received should equal its basis in the FTNV stock immediately before the Domestication plus its portion of FTNV's earnings and profits included in income as a dividend.(29) If a shareholder of FTNV recognizes gain or loss as a result of the Domestication (because such shareholder is a U.S. person which owned less than 10 percent of FTNV but did not make the election


----------
(29) See Treas. Reg. section  1.367(b)-3(b)(3)(ii), Example 4, and Treas. Reg.
section 1.367(b)-3(c)(5), Example 1.

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in Treas. Reg. section 1.367(b)-3(c)), the shareholder should have a tax basis in its Fuel Tech Delaware stock received equal to the shareholder's basis for the FTNV stock surrendered plus the amount of gain recognized by the shareholder as a result of the Domestication.(30) If a shareholder qualifies for the de minimis exception of Treas. Reg. section 1.367(b)-3(c)(4), pursuant to section 358(a), the shareholder should have a tax basis in its Fuel Tech Delaware stock equal to the basis of its FTNV stock surrendered in exchange therefor.

         Section 1223(1) provides that the period for which a taxpayer has held property received in an exchange includes the period for which such taxpayer held the property surrendered in the exchange if the basis of the property received is determined with reference to the basis of the property surrendered and if the property surrendered was a capital asset as defined in section 1221 or property described in section 1231. Accordingly, a shareholder's holding period for its Fuel Tech Delaware stock received in the Domestication should include the period during which it held the FTNV stock surrendered in exchange therefor, provided it held the FTNV stock as a capital asset as defined in section 1221.

B. THE LIQUIDATIONS

         The following discussion addresses the FTI Liquidation and the PPI Liquidation together; however, each of the requirements and conclusions discussed herein should be applied to the FTI Liquidation and the PPI Liquidation separately.

         1.   CHARACTERIZATION OF THE UPSTREAM MERGERS


----------
(30) See Treas. Reg. section 1.367(b)-3(c)(5), Example 1.

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         FTI and PPI should each be treated as liquidating into Fuel Tech
Delaware, notwithstanding that the transaction is effected as a merger of each with and into Fuel Tech Delaware under the applicable state law merger statute. The flush language of section 332(b) provides that a distribution otherwise constituting a distribution in complete liquidation within the meaning of section 332(b) shall not be considered as not constituting such a distribution merely because it does not constitute a distribution or liquidation within the meaning of the corporate law under which the distribution is made. Similarly, Treas. Reg. section 1.332-2(d) provides that if a transaction constitutes a distribution in complete liquidation and satisfies all of the requirements of section 332, it is not material that it is otherwise described under the local law. Therefore, provided each of the Liquidations satisfies the requirements of section 332, set forth below, each of the Liquidations should constitute a distribution in complete liquidation, even though the distribution occurs as a result of the operation of state law merger statute.

         Moreover, under Rev. Rul. 58-422, discussed above, the Liquidations should be respected as separate section 332 liquidations and should not be recast as an asset reorganization.

         2.   SECTION 332

         Section 332 provides that a corporation does not recognize gain or loss upon the receipt of property distributed in complete liquidation of another corporation provided: (i) the corporation receiving the property owns a specified amount of the distributing corporation's stock (the "Ownership Requirement"); (ii) there is a complete cancellation

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or redemption of all of the stock of the distributing corporation (the "Complete
Liquidation Requirement"); and (iii) the transfer of property occurs within certain time limits (the "Timing Requirement"). Section 337(a) provides that a corporation does not recognize gain or loss upon the distribution of property in complete liquidation if (i) section 332 applies to the liquidation and (ii) the distributee corporation meets the Ownership Requirement of section 332.

                            A. OWNERSHIP REQUIREMENT

         Section 332(b)(1) provides that section 332 applies only if, on the date of the adoption of the plan of liquidation and at all times until the receipt of property, the distributee corporation owns enough stock of the liquidating corporation to satisfy the control requirements of section 1504(a)(2). Section 1504(a)(2) requires the distributee corporation to own (1) stock possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote and (2) at least 80 percent of the value of all of the stock.(31) The Ownership Requirement must be satisfied on the date of adoption of the plan of liquidation and at all times until the property is distributed to the distributee corporation.

         Fuel Tech Delaware will own all of the outstanding stock of each of FTI and PPI on the date of adoption of the FTI Plan of Merger and the PPI Plan of Merger, respectively, and will continue to own all of the stock of each on the date of the


----------
(31) Pursuant to section 1504(a)(4), certain nonconvertible, nonvoting stock that is limited and preferred as to dividends is excluded from the 80 percent vote and value test.

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Liquidations. Therefore, the Ownership Requirement should be satisfied with respect to each of the Liquidations.(32)

         3.   COMPLETE LIQUIDATION REQUIREMENT

          Section 332 applies only if a subsidiary distributes property "in complete cancellation or redemption of all of its stock."(33) Treas. Reg.
section 1.332-6 requires that the plan of liquidation be adopted by each of the corporations that are a party to the liquidation, and the adoption must be shown by the acts of its duly constituted responsible officers and appear upon the official records of each such corporation.

          Section 332 applies only to those cases in which the recipient corporation receives at least partial payment for the stock which it owns in the liquidating corporation.(34) In general, this requirement means that the liquidating corporation must be solvent. In Commissioner v. Spaulding Bakeries Inc.(35) and H.K. Porter Co. v. Commissioner,(36) the courts held that each of the relevant transactions did not qualify as a section 332 liquidation because the distributee corporation received payment only with

----------
(32) In Rev. Rul. 70-106 1970-1 C.B.70 the IRS found that a corporation's redemption of its stock in order to cause its majority shareholder to satisfy the Ownership Requirement constituted the adoption of a plan of liquidation and as a result, held that the Ownership Requirement was not satisfied on that date. FTNV has represented that neither FTI nor PPI has redeemed any of its stock within the three years preceding its liquidation, and therefore, Rev. Rul. 70-106 should not apply to affect satisfaction of the Ownership Requirement.

(33) Section 332(b)(2) and (3).

(34) Treas. Reg. section 1.332-2(b).

(35) Commissioner v. Spaulding Bakeries Inc., 252 F.2d 693 (2d Cir. 1958).

(36) H.K. Porter Co. v. Commissioner, 87 T.C. 689 (1986).
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respect to its preferred stock interest in the distributing corporation and received no payment in exchange for its common stock.(37)

          Historically, when a parent corporation has caused a wholly owned subsidiary to liquidate, and, as part of the same plan, the parent corporation reincorporates all or a portion of the liquidated subsidiary's assets in a newly formed subsidiary, the IRS has asserted that the liquidation and subsequent incorporation should be recharacterized as an asset transfer by the liquidated subsidiary to the newly formed subsidiary. In Rev. Rul. 76-429,(38) the IRS ruled that there was no complete liquidation where, following the liquidation of a corporation, 52 percent of the assets were reincorporated in a new corporation. The IRS instead determined that the transaction should be taxed as if the corporation that purported to liquidate had merely distributed 48 percent of its assets to its shareholders and continued its existence in the form of a new corporation. The courts have also taken a similar view. In Telephone Answering Service Co. v. Commissioner,(39) a corporation sold an investment. The corporation then contributed its remaining operating assets to a new corporation and liquidated, distributing the sale proceeds and the stock of the new corporation to its shareholders. The Tax Court determined that no


-----------
(37) See also Treas. Reg. section 1.332-2(b). In Rev. Rul. 68-602, 1968-2 C.B. 135, the IRS held that a parent corporation's cancellation of debt owed to it from its subsidiary immediately prior to the liquidation of the subsidiary was transitory and therefore, disregarded. FTNV has represented that FTI and PPI are solvent without regard to the cancellation of any intercompany debt owed from FTI or PPI to FTNV.

(38) 1976-2 C.B. 97.

(39) Telephone Answering Service Co. v. Commissioner, 63 T.C. 423 (1974), aff'd 546 F.2d 423 (4th Cir., 1976), cert denied, 431 U.S. 914 (1977).


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complete liquidation had occurred because the operating assets were reincorporated in the new corporation.

          FTI and PPI should each meet the elements necessary to satisfy the Complete Liquidation Requirement. FTI and PPI each adopted a plan of merger by action of its board of directors and such plans should constitute the adoption of a plan of liquidation. FTNV has represented that FTI and PPI will be solvent immediately before each liquidates and therefore, FTI and PPI should each be deemed to distribute its respective property to Fuel Tech Delaware in at least partial payment for its common stock. Finally, FTNV has represented that none of the assets of either FTI nor PPI will be reincorporated, and thus, the liquidation-reincorporation authorities should not prevent either of the Liquidations from qualifying as a complete liquidation. Therefore, each of the Liquidations should satisfy the Complete Liquidation Requirement.

         4.   TIMING REQUIREMENT

         Pursuant to section 332(b)(2), a liquidation will qualify as a tax-free liquidation under section 332 if the transfer of property in complete liquidation occurs within the taxable year. Alternatively, section 332(b)(3) provides rules for a series of liquidating distributions extending beyond one year. In this case, all of the assets of FTI and PPI will be transferred to Fuel Tech Delaware on the date that the merger of each corporation with and into Fuel Tech Delaware is effected under the relevant state merger statute, and as a result, each of the Liquidations should satisfy the Timing Requirement.

5.       OPERATION OF SECTION 332


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         Because each of the Liquidations meets the Ownership, Complete
Liquidation, and Timing Requirements of section 332, the following provisions should apply to determine the tax consequences of each of the Liquidations.

                          A. TREATMENT OF FTI AND PPI

         Section 337(a) provides that no gain or loss is recognized by the liquidating corporation on the distribution to an "80-percent distributee" of any property in a complete liquidation to which section 332 applies. Section 337(c) provides that for purposes of section 337, the term "80-percent distributee" means only a corporation that meets the Ownership Requirement specified in section 332(b) (without regard to any consolidated return regulation). In addition, section 337(b) provides that if a corporation is liquidated in a liquidation to which section 332 applies, and on the date of adoption of the plan of liquidation, the liquidating corporation was indebted to its 80-percent distributee, any transfer of property in satisfaction of such indebtedness is treated as a distribution to such distributee in the liquidation and thus is tax-free to the liquidating corporation.(40)

         Fuel Tech Delaware will own all of the stock of FTI and PPI on the date each liquidates into Fuel Tech Delaware (thus satisfying the Ownership Requirement), and consequently neither FTI nor PPI should recognize any gain or loss on the property distributed to Fuel Tech Delaware with respect to either Fuel Tech Delaware's stock or any obligation owed from FTI to FTNV, if such an obligation exists at the time of the FTI Liquidation.


----------
(40) See also Treas. Reg. section 1.332-7.
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                       B. TREATMENT OF FUEL TECH DELAWARE

                              (I) NO GAIN OR LOSS

         Section 332 provides that a corporation that holds stock meeting the Ownership Requirement does not recognize gain or loss upon the receipt of property distributed in complete liquidation of another corporation. However, Treas. Reg. section 1.332-7 provides that if any of the liquidating subsidiary's assets are transferred in satisfaction of an obligation owed to the 80-percent distributee, any gain or loss realized by the parent corporation is recognized at the time of the liquidation.

         Because Fuel Tech Delaware will own all of the stock of each of FTI and PPI at the time of the liquidation of each and because FTNV has represented that the fair market value of any obligations owed by FTI to Fuel Tech Delaware (if such an obligation exists at the time of the FTI Liquidation) will not exceed the basis of such obligations (and thus there will be no gain inherent in such obligations), Fuel Tech Delaware should recognize no gain or loss upon the receipt of property in each of the Liquidations.

                         (II) BASIS AND HOLDING PERIOD

         Section 334(b) provides that in the case of property received by a corporate distributee in a section 332 liquidation, the basis of the property in the hands of the distributee is the same as it would be in the hands of the transferor. Fuel Tech Delaware should, therefore, take a carryover basis in the property it receives from FTI and PPI.


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         Section 1223(2) provides that in determining the period for which the taxpayer has held property, however acquired, there shall be included the period for which such property was held by any other person, if under this chapter such property has, for the purpose of determining gain or loss from a sale or exchange, the same basis in whole or in part in such taxpayer's hands as it would have in the hands of such other person. Consequently, because Fuel Tech Delaware should have a carryover basis in the property it acquires from FTI and PPI, its holding period for each asset acquired should include the period during which such asset was held by FTI or PPI.

                       (III) CARRYOVER OF TAX ATTRIBUTES

         Section 381(a) provides that in the case of the acquisition of assets of a corporation by another corporation in a distribution to which section 332 applies, the acquiring corporation shall succeed to and take into account, as of the close of the day of distribution or transfer, the items enumerated in section 381(c).(41) As discussed above, section 381(c) includes, among other items, net operating loss carryforwards, earnings and profits, and capital loss carryovers.

         Under section 381(c)(2)(A), the earnings and profits of the transferor corporation are deemed to have been received or incurred by the acquiring corporation as of the close of the date of the distribution or transfer. Pursuant to Treas. Reg. section 1.381(c)(2)-1(a)(2), if each of the transferor and acquiring corporations has positive accumulated earnings and profits as of the close of the date of the distribution or transfer (or if each has a deficit in


----------
(41) See also Treas. Reg. section 1.381(a)-1(a).

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accumulated earnings and profits as of such date), then the transferor corporation's earnings and profits become part of the acquiring corporation's earnings and profits as of the close of the date of the distribution or transfer. On the other hand, if one corporation has positive accumulated earnings and profits as of the close of the date of distribution or transfer and the other corporation has a deficit in accumulated earnings and profits as of such time, then the deficits can be used only to offset earnings and profits accumulated by the other corporation after the date of distribution or transfer.(42)

         FTI has represented that it expects to have a deficit in its current and accumulated earnings and profits as of the date of the FTI Liquidation. This deficit should carry over to Fuel Tech Delaware as of the close of the date of the FTI Liquidation and should be combined with Fuel Tech Delaware's existing accumulated earnings and profits deficit as of that time.

         Likewise, PPI's earnings and profits (or deficit therein) should also carry over to Fuel Tech Delaware as of the close of the date of the PPI Liquidation. If PPI has positive earnings and profits as of the date of the PPI Liquidation, such positive earnings and profits may not be used to offset any deficits of Fuel Tech Delaware (including deficits generated by FTI) prior to the date of the PPI Liquidation. On the other hand, if PPI has negative earnings and profits as of the date of the PPI Liquidation, PPI's deficit in earnings and profits should be combined with Fuel Tech Delaware's accumulated deficit in earnings and profits as of the close of the date of the PPI Liquidation.

----------
(42) Treas. Reg. section 1.381(c)(2)-1(a)(2).

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         Section 381(b) provides that except in the case of an acquisition in connection with an F reorganization, the taxable year of the distributor or transferor corporation shall end on the date of distribution or transfer. Therefore, the tax years of FTI and PPI should close as of the date of the respective liquidation of each.

                                    * * * * *

          The opinion levels expressed in this letter assume that the issues addressed herein are litigated and ultimately decided by a court on their merits. Subsequent developments in these areas (for which we have no responsibility to advise you) could have a material effect on this Opinion, and may render this Opinion invalid or necessitate (upon your request) a reconsideration of the Opinion. The Opinion expressed herein is not binding on the IRS or the courts and should not be considered a representation, warranty, or guarantee that the IRS or the courts will concur with our Opinion. Furthermore, any issues which may arise as a result of the series of events described herein but which are not addressed herein, including tax return reporting and tax shelter disclosure issues, are outside the scope of our opinion.

          Deloitte Tax LLP hereby acknowledges and agrees that there are no conditions of confidentiality associated with the transactions described herein. Thus, FTNV and its employees, representatives or agents are authorized to disclose to any and all persons, without limitation of any kind, the structure and tax aspects of the transaction described herein and all materials of any kind (including opinions or other tax analyses) that

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Deloitte Tax LLP may provide with respect to the structure and tax aspects of the transaction.

          This Opinion is based solely upon:

                 a. the representations, information, documents, and facts that we have included or referenced in the Opinion;

                 b. our assumption that all of FTNV's representations used in our analysis and all of the originals, copies, and signatures of documents reviewed by us are accurate, true, and authentic;

                 c. our assumption that there will be timely execution and
                    delivery of and performance as required by the representations and documents;

                 d. the understanding that only the specific Federal income tax issues and tax consequences opined upon herein are covered by this Opinion, and no other federal, state, or local taxes of any kind were considered;

                 e. the law, regulations, cases, rulings, and other tax
                    authority in effect as of the date of this letter. If there are changes in or to the foregoing tax authorities (for which we shall have no responsibility to advise you), such changes may result in our Opinion being rendered invalid or necessitate (upon your request) a reconsideration of the Opinion;

Board of Directors
Page 58
August 4, 2006


                 f. your understanding that this Opinion is not binding on the
                    IRS or the courts and should not be considered a representation, warranty, or guarantee that the IRS or the courts will concur with our Opinion.

          Please do not hesitate to contact us if you need any clarification or if you have any additional questions regarding this matter.

Very truly yours,

Deloitte Tax LLP

/s/ Deloitte Tax LLP